Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
The Board of Directors and Stockholders
Encore Medical Corporation:
We consent to the use of our report dated March 14, 2005, except as to notes 1, 19 and 23, which are as of December 14, 2005, with respect to the consolidated balance sheets of Encore Medical Corporation and subsidiaries as of December 31, 2004 and 2003, and the related consolidated statements of operations, changes in stockholders’ equity and comprehensive income, and cash flows for each of the years in the three-year period ended December 31, 2004 and the related financial statement schedule incorporated by reference herein, and to the use of our report dated March 14, 2005 with respect to management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting incorporated by reference herein and to the reference to our firm under the heading “Experts” in the prospectus.
Our report dated March 14, 2005, on management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting as of December 31, 2004, contains an explanatory paragraph that states that the scope of our audit of internal control over financial reporting excluded an evaluation of the internal control over financial reporting of Empi, Inc. and subsidiaries.
(Signed) KPMG LLP
Austin, Texas
January 18, 2006